UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2005

DITECH COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road
Mountain View, Ca. 94043
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Adoption of Amendment to Directors Plan

On September 16, 2005, the stockholders of Ditech Communications Corporation, upon the recommendation of Ditech Communications’ Board of Directors, approved Ditech Communications’ 1999 Non-Employee Directors’ Stock Option Plan, as amended (the “Directors’ Plan”).  Under the terms of the Directors’ Plan, each person who is appointed or elected for the first time to be a non-employee director of Ditech Communications automatically shall, upon the date of his or her appointment or election to be a non-employee director by the Board or stockholders of Ditech Communications, receive an initial stock option grant to purchase shares of Ditech Communications’ common stock.  Under the terms of the Directors’ Plan prior to September 16, 2005, the initial option grant was for 50,000 shares.  The effect of the stockholder vote, as recommended by the Board, was to reduce the size of the initial option grant to 35,000 shares.  No other changes were made to the Directors’ Plan.

All of Ditech Communications’ non-employee directors receive automatic stock option grants under the Director’s Plan.  A detailed summary of the material features of the Directors’ Plan is set forth in Ditech Communications’ proxy statement for the 2005 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on August 16, 2005, and the Directors’ Plan, as so amended, is attached to the proxy statement as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ditech Communications Corporation

Dated: September 16, 2005	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer